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                             EMPLOYMENT AGREEMENT


     This Employment agreement ("Agreement") is entered into as of February 21, 1998, between Image Guided Technologies, Inc., a Colorado corporation (the "Company"), and Robert E. Silligman ("Silligman").

     In consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

1.          EMPLOYMENT.

     (a) The Company hereby employs Silligman (i) to provide, on request, support for operational matters, including without limitation, manufacturing, product development, sales and research and development, and (ii) to perform such other services as the chief executive officer shall designate from time to time. Silligman shall report to the chief executive officer.

     (b) Silligman hereby accepts such employment. Silligman agrees not to commit any act, nor make any statement, deleterious to the reputation and goodwill of the Company.

2. TERM. The term of this Agreement shall commence on the date first stated above and end on the 31st day of December, 1998, unless sooner terminated as hereinafter set forth.

3.          COMPENSATION AND BENEFITS.

     (a) For the performance of Silligman's duties hereunder, the Company shall pay Silligman $11,250 per month during the term of this Agreement.

     (b) Silligman shall be entitled to such medical, disability and life insurance coverage and such vacation, sick leave and holiday benefits, if any, as are made available to the Company's top executive personnel, all in accordance with the Company's benefits program in effect from time to time.

     (c) All compensation shall be subject to payroll deductions and withholding as required by federal, state and local rules and regulations.

4. TERMINATION. The employment hereunder shall terminate if Silligman is discharged for cause. As used in this Agreement, the term "cause" shall mean Silligman is willfully engaged in misconduct which has a direct and material adverse monetary affect on the Company.

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5.          COVENANT NOT TO COMPETE.  During the term of this Agreement and for a period of six months thereafter, Silligman agrees:

     (a) Silligman will not directly or indirectly without the consent of IGT, whether for his own account or as an individual, employee, director, consultant or advisor, or in any other capacity whatsoever, provide services to any person, firm, corporation or other business enterprise which is involved in the design, development or marketing of optical localizers or image guided surgery products.
     (b) Silligman will not directly or indirectly encourage or solicit, or attempt to encourage or solicit, any individual to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current or prospective employees.

     (c) Silligman will not induce or attempt to induce any customer, supplier, distributor, licensee or other business relation of the Company to cease doing business with the Company or in any way interfere with the existing business relationship between any such customer, supplier, distributor, licensee or other business relation and the Company.

          Silligman acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Silligman from continuing to engage in such breach. If any restriction set forth in this paragraph is held to be unreasonable, then Silligman and the Company agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

6.     GENERAL PROVISIONS.

     (a) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties relating to such subject matter. The parties agree that any employment agreement between the parties, including, without limitation, that certain employment agreement, dated as of November 28, 1995, as amended, is terminated and neither party shall have any obligation to the other under any such employment agreement (Silligman waives any right that he may have to severance). The Non-Disclosure and Inventions Agreement between Silligman and the Company shall not be affected by this Agreement and shall continue in full force and effect in accordance with its terms.

     (b) Silligman hereby resigns as president and chief operating officer of the Company.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY                                SILLIGMAN

Image Guided Technologies, Inc.



By:   /s/ Paul L. Ray                    /s/ Robert E. Silligman
    ---------------------------        ----------------------------
      Paul L. Ray                        Robert E. Silligman
      Chief Executive Officer